UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 30, 2011
CAREY WATERMARK INVESTORS INCORPORATED
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders
An annual meeting of stockholders was held on June 30, 2011, at which time a vote was taken to elect directors for Carey Watermark Investors Incorporated (the “Company”) through the solicitation of proxies. Set forth below are the final voting results for the election of directors, who were elected to serve until the next annual meeting of stockholders:

Name of Director	For	Withheld	Abstained*
Trevor P. Bond	820,210	20,829	23,222
Michael G. Medzigian	820,210	20,829	23,222
Charles S. Henry	820,210	20,829	23,222
Michael D. Johnson	820,210	20,829	23,222
Robert E. Parsons, Jr.	820,210	20,829	23,222
William H. Reynolds, Jr.	820,210	20,829	23,222

*	Represents shares held by the Company’s advisor, W. P. Carey & Co. LLC and certain of its affiliates, which were present for quorum purposes but are not entitled to be voted for the election of directors under the Company’s Bylaws.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated
Date: July 7, 2011	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director